Exhibit 99.1

Media Contacts:	For Merck	Investor Contacts:	For Merck
	David Caouette		Joe Romanelli
	(908) 423-3461		(908) 423-5088

	Ron Rogers		Carol Ferguson
	(908) 423-6449		(908) 423-4465

	For Johnson & Johnson		For Johnson & Johnson
	Bill Price (732) 524-6623		Stan Panasewicz (732) 524-2524

	Carol Goodrich		Louise Mehrotra
	(732) 524-6678		(732) 524-6491

Merck and Johnson & Johnson Reach Agreement on
Distribution Rights for REMICADE® and SIMPONI®

Companies settle arbitration proceeding

WHITEHOUSE STATION, N.J., and NEW BRUNSWICK, N.J., April 15, 2011 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, and Johnson & Johnson (NYSE: JNJ) and its subsidiary Centocor Ortho Biotech Inc., today announced that the companies have reached agreement to amend the distribution rights to REMICADE® (infliximab) and SIMPONI® (golimumab), which treat chronic inflammatory diseases such as rheumatoid arthritis. This agreement concludes the arbitration proceeding Johnson & Johnson initiated in May 2009, requesting a ruling related to the distribution agreement following the announcement of the proposed merger between Merck and Schering-Plough.

Under the terms of the amended distribution agreement, Merck's subsidiary, Schering-Plough (Ireland) will relinquish exclusive marketing rights for REMICADE and SIMPONI to Johnson & Johnson’s Janssen pharmaceutical companies in territories including Canada, Central and South America, the Middle East, Africa and Asia Pacific* (“relinquished territories”), effective July 1, 2011.  Merck will retain exclusive marketing rights throughout Europe, Russia and Turkey (“retained territories”). The retained territories represent approximately 70 percent of Merck's 2010 revenue of approximately $2.8 billion from REMICADE and SIMPONI, while the relinquished territories represent approximately 30 percent.  In addition, all profit derived from Merck's exclusive distribution of the two products in the retained territories will be equally divided between Merck and Johnson & Johnson, beginning July 1, 2011.  Under the prior terms of the distribution agreement, the contribution income (profit) split, which is currently at 58 percent to Merck and 42 percent to Centocor Ortho Biotech Inc., would have declined for Merck and increased for Johnson & Johnson each year until 2014, when it would have been equally divided.  Johnson & Johnson will also receive a one-time payment of $500 million in April 2011. Merck expects to file the amended agreement on a Form 8-K with the Securities and Exchange Commission shortly.

“We are pleased to have reached this voluntary agreement and look forward to continuing to serve patients in need with REMICADE and SIMPONI throughout Europe, Russia and Turkey,” said Kenneth Frazier, President and Chief Executive Officer of Merck.  “The immunology field is a rapidly growing therapeutic area.  Merck will have a strong footprint in this category through our significant retained interests in REMICADE and SIMPONI, both of which will be important contributors to our overall portfolio.  We also are committed to ensuring a smooth transition for customers and patients in the territories being relinquished, with no impact on product supply.”

“We are pleased to have reached an amended agreement with Merck and expand our market-leading immunology portfolio on a global basis,” said Bill Weldon, Chairman and Chief Executive Officer, Johnson & Johnson. “These important medicines provide very meaningful benefit to the patients who depend upon them, and our first priority will be to ensure the continued availability of REMICADE and SIMPONI to healthcare providers and patients around the world, while continuing to increase access.  We are working closely with Merck to make certain this is a seamless transition in the relinquished territories.”

[EDITOR’S NOTE: In addition to this announcement, Merck and Johnson & Johnson issued separate news releases providing additional financial information regarding this transaction to their respective companies. A full listing of the territories is included below.]

About Merck
Today's Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships that donate and deliver our products to the people who need them. For more information, visit www.Merck.com.

About Johnson & Johnson
Caring for the world, one person at a time…inspires and unites the people of Johnson & Johnson.  We embrace research and science — bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 114,000 employees at more than 250 Johnson & Johnson companies work with partners in health care to touch the lives of over a billion people every day throughout the world.
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*In Japan, Indonesia, and Taiwan, Centocor Ortho Biotech Inc. will continue to license distribution rights to REMICADE and SIMPONI to Mitsubishi Tanabe Pharma Corporation.

Merck Forward Looking Statement
This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period; the impact of pharmaceutical industry regulation and health care  legislation; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; Merck’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2010 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

Johnson & Johnson Forward Looking Statement
(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Centocor Ortho Biotech Inc. and/or Johnson & Johnson.  Risks and uncertainties include, but are not limited to, general industry conditions and competition; economic factors, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; trends toward health care cost containment; and increased scrutiny of the healthcare industry by government agencies.  A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.  Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson.  Neither Centocor Ortho Biotech Inc. nor Johnson & Johnson undertake to update any forward-looking statements as a result of new information or future events or developments.)

Territories Retained by Merck
Europe Emerging Markets
France; Monaco; St. Pierre Et Miquelon;
Reunion; Germany; Italy; San Marino;
Spain; Andorra; Ireland; United Kingdom (including Gibraltar and St. Helena); Portugal;
Azores; Madeira Islands; Holland; Belgium; Luxembourg; Poland; Hungary; Czech Republic; Slovak Republic; Greece; Cyprus; Malta; Romania; Slovenia; Croatia; Bosnia/Hercegovina; Bulgaria; Serbia; Montenegro; Macedonia; Albania; Kosovo; Switzerland; Liechtenstein; Austria; Denmark; Greenland; Iceland; Norway; Finland; Latvia; Estonia; Lithuania; Sweden;

Russia; Turkey

Territories relinquished to Johnson & Johnson as of July 1, 2011
North America	Canada
Middle East, Africa, Belarus, Ukraine, Central Asia and the Caucasus
Egypt; Saudi Arabia; United Arab Emirates; Kuwait; Bahrain; Qatar; Oman; Algeria; Morocco; Tunisia; Madagascar; Mauritius; Comoro Islands; Djibouti; Burundi; Rwanda; Mauritania; Cameroon; Central African Emp.; Chad; Democratic Republic of the Congo; Benin; Gabon; Ivory Coast; Mali; Niger; Senegal; Guinea; Liberia; Sierra Leone; Belarus; Moldova; Azerbaijan; Georgia; Armenia;
Kazakhstan; Kirgizia; Tadzhikistan; Turkmenia; Uzbekistan; Iran; Yemen; Sudan; Libya; Lebanon; Syria; Jordan; Iraq; Ukraine; Israel; Peoples Republic of Mongolia;  South Africa; Lesotho; Transkei; Swaziland; Angola; Mozambique; Zimbabwe; Malawi; Guinea Bissau; Ethiopia; Sao Tome & Principe; Equatorial Guinea; Botswana; Eritrea; Kenya; Tanzania; Uganda; Somalia; Nigeria; Seychelles; Pemba Island; Socotra; Namibia (South West Africa); Cape Verde; Gambia; Ghana; Republic of Guinea; Togo; Burkina Faso; Congo

Latin America and Caribbean Islands
Brazil; Argentina; Peru; Chile; Mexico; Costa Rica; El Salvador; Guatemala; Honduras; Nicaragua; Panama; Dominican Republic; Belize; Venezuela; Colombia; Ecuador; Bolivia; Guyana; Paraguay; Suriname; Uruguay; Antigua & Barbuda; Bahamas; Barbados; Cuba; Dominica; Grenada; Haiti; Jamaica; Saint Kitts and Nevis; Saint Lucia;
Saint Vincent and the Grenadines; Trinidad & Tobago

Asia Pacific
Australia; New Zealand; India; Sri Lanka; Bangladesh; Korea; Malaysia; Philippines; Singapore; Thailand; Pakistan; Afghanistan; Bhutan; Brunei Drussalam; Cambodia; Fiji;
Kiribati; Lao People’s DR; Maldives; Marshall Islands; Micronesia; Myanmar; Nauru; Nepal; Palau; Papua New Guinea; Samoa; Solomon Islands; Timor Leste; Tonga;
Tuvalu